As filed with the U.S. Securities and Exchange Commission on December 13, 2022

Registration No. 333-261347

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDJM LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Fernie Castle, Letham

Cupar, Fife, KY15 7RU

United Kingdom

+44-01337 810 381

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Lisa Forcht, Esq.

Hunter Taubman Fischer & Li LLC

48 Wall Street, Suite 1100

New York, NY 10005

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2022

PROSPECTUS

$70,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

MDJM LTD

We may, from time to time, in one or more offerings, offer and sell up to $70,000,000 of our ordinary shares, par value $0.001 per share (“Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “MDJH.” On December 12, 2022, the last reported sale price of our Ordinary Shares on Nasdaq was $1.75 per share. The aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, as of December 13, 2022, was approximately $2.84 million, which was calculated based on 1,455,216 Ordinary Shares held by non-affiliates and the price of $1.95 per share, which was the closing price of our Ordinary Shares on Nasdaq on November 3, 2022. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 18 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “MDJM,” and the “Company” refer to MDJM LTD, a Cayman Islands company; “Mansions Estate” refers to Mansions Estate Agent Ltd, a United Kingdom company, in which MD UK (defined below) holds 100% of the equity interests; “MD German” refers to our wholly owned subsidiary, MD Lokal Global GmbH, a German company; “MD Japan” refers to our wholly owned subsidiary, Mingda Jiahe Development Investment Co., Ltd, a Japanese company; “MDJH Hong Kong” refers to our wholly owned subsidiary, MDJCC Limited, a Hong Kong corporation; “MD UK” refers to our wholly owned subsidiary, MD Local Global Limited, a United Kingdom company; “Mingda Tianjin” or the “VIE” refers to Mingdajiahe (Tianjin) Co., Ltd., a company organized under the laws of the PRC, the financial results of which we consolidated for accounting purposes, and Mingda Tianjin is controlled by Mr. Siping Xu, our chief executive officer and majority shareholder; the “PRC operating entities” refer to our PRC subsidiary and the VIE and its subsidiaries; “WFOE” refers to Beijing Mingda Jiahe Technology Development Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by MDJH Hong Kong; “Xishe” refers to Xishe (Tianjin) Business Management Co. Ltd., a limited liability company organized under the laws of the PRC, which was wholly-owned by Mingda Tianjin; “Xishe Media” refers to Xishe (Tianjin) Culture and Media Co., Ltd., a limited liability company organized under the laws of the PRC, which was wholly owned by Xishe; and “Xishe Xianglin” refers to Xishe Xianglin (Tianjin) Business Operations & Management Co. Ltd., a limited liability company organized under the laws of the PRC, which was controlled by Xishe, which held 51% equity ownership, and Zhongcai Nongchuang (Beijing) Technology Co., Ltd., an unrelated third party to us, which held 49% equity interest. Xishe Media and Xishe Xianglin were dissolved in August 2021 and Xishe was dissolved in September 2021. See “Prospectus Summary—Business Overview.”

Mr. Siping Xu, our chief executive officer and majority shareholder, beneficially own approximately 87.4% of the aggregate voting power of our issued and outstanding Ordinary Shares, through MDJH LTD, a British Virgin Islands company 100% owned by Mr. Xu. As such, we are a “controlled company” under Nasdaq Listing Rules 5615(c) and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. However, we do not intend to avail ourselves of such corporate governance exemptions. See “Risk Factors—Risks Relating to Our Ordinary Shares and the Trading Market—Since we are deemed a ‘controlled company’ under the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.”

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in the United Kingdom and the VIE and its subsidiaries in China. For accounting purposes, we control and receive the economic benefits of the VIE and its subsidiaries through certain contractual arrangements (the “VIE Agreements”), which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this offering are securities of MDJM, the offshore holding company in the Cayman Islands instead of securities of the VIE or its subsidiaries in China. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—VIE Agreements among WFOE, the VIE, and the Mingda Tianjin Shareholders.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

Because we do not hold equity interests in the VIE or its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements among our wholly owned PRC subsidiary, the VIE, and the shareholders of the VIE. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Risk Factors—Risks Relating to Doing Business in the PRC.”

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIE and its subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our subsidiaries, and the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Tianjin Shanchuan Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the CAC, under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.” According to our PRC counsel, Tianjin Shanchuan Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission or any other PRC governmental authorities for our overseas listing. As of the date of this prospectus, we, our subsidiaries, and the VIE and its subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and VIE, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIE to obtain regulatory approval from Chinese authorities for listing in the U.S.

The VIE is not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Tianjin Shanchuan Law Firm, other than those requisite for a domestic company in China to engage in the businesses similar to those of the VIE, our Company, our subsidiaries, or the VIE is not required to obtain any permission from Chinese authorities, including the China Securities Regulatory Commission, the CAC, or any other governmental agency that is required to approve the operations of the VIE. However, if our Company, our subsidiaries, or the VIE does not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the VIE’s relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations of the VIE, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, the VIE has received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor, RBSM LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On August 26, 2022, the China Securities Regulatory Commission, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.”

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements, nor do they have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries nor the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, MDJH Hong Kong, our UK subsidiary, MD UK, our German subsidiary, MD German, and our Japanese subsidiary, MD Japan. MDJH Hong Kong will rely on payments made from Mingda Tianjin to our PRC subsidiary, WFOE, pursuant to the VIE Agreements, and the distribution of such payments to MDJH Hong Kong; and MD UK will rely on payments from its subsidiary Mansions Estate. In 2021, MDJM transferred $3,100,000 into the account of MD UK, as an investment; in addition, MDJM paid a net amount of $14,757 to subsidiaries, which consisted of $71,035 advanced to new subsidiaries located in Germany and Japan (out of the consolidated group) for attorney fees in connection with the establishment of these entities, and $56,278 of due to other subsidiaries, which were in the consolidated group. In 2019, MDJM transferred $500,030 into the account of MDJH Hong Kong, as an investment; in addition, MDJM repaid the VIE a net amount of $115,830 for IPO cost paid by the VIE. There were no other assets transferred between MDJM, its subsidiaries, and the VIE during the six months ended June 30, 2022 and the fiscal years ended December 31, 2021, 2020, and 2019. See “Prospectus Summary—Asset Transfers Between Our Company, Our Subsidiaries, and the VIE,” “Prospectus Summary—Selected Condensed Consolidated Financial Schedule,” and our unaudited condensed consolidated financial statements for the six months ended June 30, 2022 and 2021 and audited consolidated financial statements for the fiscal years ended December 31, 2021, 2020, and 2019.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $70,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	“Exchange Act” are to the Securities Exchange Act of 1934;

•	“fiscal year” are to the period from January 1 to December 31 of the year;

•	“Mingda Tianjin Shareholders” are to Siping Xu, Yang Li, Xia Ding, Qiang Ma, Liang Zhang, Meina Guo, Zhenyuan Huang, Mengnan Wang, Jie Zhang, and Lei Cai, collectively holding 100% of the equity interests in Mingda Tianjin;

•	“Ordinary Shares” are to the ordinary shares of MDJM, par value $0.001 per share;

•	“primary real estate market” are to the market for newly constructed and completed residential and commercial real properties, “primary real estate agency services” are to agency services provided for the primary real estate market, “secondary real estate market” are to the market for all residential and commercial real properties other than those for sale in the primary real estate market, and “secondary real estate brokerage services” are to brokerage services provided for the secondary real estate market;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Securities Exchange Commission,” the “SEC,” “Commission,” or similar terms are to the U.S. Securities Exchange Commission;

•	“UK” are to the United Kingdom;

•	“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

•	“VIE” are to variable interest entity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in the U.K. and the VIE and its subsidiaries in China. The VIE Agreements were entered into by and among WFOE, the VIE, and the Mingda Tianjin Shareholders, which include the Exclusive Business Cooperation Agreement, the Share Pledge Agreement, the Exclusive Option Agreement, and Powers of Attorney. For accounting purposes, we control and receive the economic benefits of the VIE and its subsidiaries through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. Our securities offered in this offering are securities of MDJM, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in China. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. For a description of the VIE Agreements, see “—VIE Agreements among WFOE, the VIE, and the Mingda Tianjin Shareholders.” As a result of our use of the VIE structure, you may never hold equity interests in the VIE or its subsidiaries.

The following diagram illustrates our corporate structure, including our significant subsidiaries and the VIE, as of the date of this prospectus:

(1)	Represents 10,200,000 Ordinary Shares held by our CEO and chairman of the board of directors, Mr. Siping Xu, through MDJH LTD, which is 100% owned by Mr. Xu;

(2)	Represents an aggregate of 180,309 Ordinary Shares held by 12 shareholders of MDJM, each one of which holds less than 5% of our equity interests, as of the date of this prospectus; and

(3)	The Mingda Tianjin Shareholders collectively hold 100% of the equity interests in Mingda Tianjin.

Investors are purchasing securities of our holding company, MDJM, instead of securities of our operating entities. Our current operations are conducted through MD UK, Mansions Estate, and Mingda Tianjin.

VIE Agreements among WFOE, the VIE, and the Mingda Tianjin Shareholders

Due to PRC legal restrictions on foreign ownership in the real estate sector, neither we nor our subsidiaries own any equity interest in Mingda Tianjin. Instead, for accounting purposes, we control and receive the economic benefits of Mingda Tianjin’s business operation through the VIE Agreements, which enables us to consolidate the financial results of the VIE and its subsidiaries in our consolidated financial statements under U.S. GAAP. WFOE, Mingda Tianjin, and the Mingda Tianjin Shareholders entered into the VIE Agreements on April 28, 2018. The VIE Agreements are designed to provide WFOE with the power, rights, and obligations to Mingda Tianjin, as set forth under the VIE Agreements. We have evaluated the guidance in Financial Accounting Standards Board Accounting Standards Codification 810 and determined that we are regarded as the primary beneficiary of the VIE for accounting purposes, as a result of our direct ownership in WFOE and the provisions of the VIE Agreements.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement between Mingda Tianjin and WFOE, WFOE provides Mingda Tianjin with technical support, consulting services, intellectual services, and other management services relating to Mingda Tianjin’s day-to-day business operations and management on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, Mingda Tianjin granted an irrevocable and exclusive option to WFOE to purchase from Mingda Tianjin, any or all of Mingda Tianjin’s assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties will enter into a separate asset transfer or similar agreement. For services rendered to Mingda Tianjin by WFOE under this agreement, WFOE is entitled to collect a service fee approximately equal to the net income of Mingda Tianjin after the deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation Agreement will remain in effect for 10 years unless it is terminated by WFOE with 30-day prior notice. Mingda Tianjin does not have the right to terminate that agreement unilaterally. WFOE may unilaterally extend the term of that agreement with prior written notice.

The CEO of WFOE, Mr. Siping Xu, is currently managing Mingda Tianjin pursuant to the terms of the Exclusive Business Cooperation Agreement. WFOE has absolute authority relating to the management of Mingda Tianjin, including decisions with regard to expenses, salary raises and bonuses, hiring, firing, and other operational functions. The Exclusive Business Cooperation Agreement does not prohibit related party transactions. Our audit committee is required to review and approve in advance any related party transactions, including transactions involving WFOE or Mingda Tianjin.

Share Pledge Agreement

Under the Share Pledge Agreement between WFOE, and the Mingda Tianjin Shareholders, the Mingda Tianjin Shareholders pledged all of their equity interests in Mingda Tianjin to WFOE to guarantee the performance of Mingda Tianjin’s obligations under the Exclusive Business Cooperation Agreement. Under the terms of the Share Pledge Agreement, in the event that Mingda Tianjin or the Mingda Tianjin Shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to collect dividends generated by the pledged equity interests. The Mingda Tianjin Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The Mingda Tianjin Shareholders further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Share Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation Agreement have been paid by Mingda Tianjin. WFOE will cancel or terminate the Share Pledge Agreement upon Mingda Tianjin’s full payment of fees payable under the Exclusive Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Mingda Tianjin’s obligations under the Exclusive Business Cooperation Agreement, (2) make sure the Mingda Tianjin Shareholders do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over Mingda Tianjin. In the event Mingda Tianjin breaches its contractual obligations under the Exclusive Business Cooperation Agreement, WFOE will be entitled to foreclose on the Mingda Tianjin Shareholders’ equity interests in Mingda Tianjin and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in Mingda Tianjin and in this situation, WFOE may terminate the VIE Agreements after acquisition of all equity interests in Mingda Tianjin or form new VIE structure with the third parties designated by WFOE; or (2) dispose the pledged equity interests and be paid in priority out of proceeds from the disposal, in which case the VIE structure will be terminated.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the Mingda Tianjin Shareholders irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in Mingda Tianjin. The option price is equal to the capital paid in by the Mingda Tianjin Shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of December 31, 2021, if WFOE exercised such option, the total option price that would be paid to all of the Mingda Tianjin Shareholders would be approximately $1,586,834, which is the aggregate registered capital of Mingda Tianjin. The option purchase price will increase in case the Mingda Tianjin Shareholders make additional capital contributions to Mingda Tianjin.

Under the Exclusive Option Agreement, WFOE may at any time under any circumstances, purchase, or have its designated person purchase, at its discretion, to the extent permitted under PRC law, all or part of the Mingda Tianjin Shareholders’ equity interests in Mingda Tianjin. The Exclusive Option Agreement, together with the Share Pledge Agreement, Exclusive Business Cooperation Agreement, and the Power of Attorney, enable WFOE to exercise effective control over Mingda Tianjin.

The agreement remains effective for a term of 10 years and may be renewed at WFOE’s election.

Powers of Attorney

Under each of the Powers of Attorney, the Mingda Tianjin Shareholders authorize WFOE to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders, including: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the articles of association of Mingda Tianjin, including the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer, and other senior management members of Mingda Tianjin.

The term of each of the Powers of Attorney is the same as the term of the Exclusive Option Agreement. The Powers of Attorney are irrevocable and continuously valid from the date of execution of the Powers of Attorney, so long as the Mingda Tianjin Shareholders are shareholders of Mingda Tianjin.

Risks Associated with Our Corporate Structure and the VIE Agreements

Because we do not hold equity interests in the VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the VIE Agreements among WFOE, Mingda Tianjin, and the Mingda Tianjin Shareholders. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our securities may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus.

The VIE Agreements may not be effective as direct ownership in providing operational control. For instance, Mingda Tianjin and the Mingda Tianjin Shareholders could breach their VIE Agreements with WFOE by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. The Mingda Tianjin Shareholders may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the VIE Agreements with Mingda Tianjin. In the event that Mingda Tianjin or the Mingda Tianjin Shareholders fail to perform their respective obligations under the VIE Agreements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. In addition, even if legal actions are taken to enforce such arrangements, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our contractual arrangements with Mingda Tianjin and its shareholders may not be effective in providing control over Mingda Tianjin” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our contractual agreements with Mingda Tianjin are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these contractual arrangements” in our most recent annual report on Form 20-F (the “2021 Annual Report”).

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIE and its subsidiaries, significant depreciation or a complete loss of the value of our securities, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our subsidiaries, and the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Tianjin Shanchuan Law Firm, we are not subject to cybersecurity review with CAC under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the draft Measures for Cybersecurity Censorship. See “Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.” According to our PRC counsel, Tianjin Shanchuan Law Firm, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission or any other PRC governmental authorities for our overseas listing. As of the date of this prospectus, we, our subsidiaries, and the VIE and its subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our overseas listing from the China Securities Regulatory Commission or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and VIE, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries, or the VIE to obtain regulatory approval from Chinese authorities for listing in the U.S.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor for three consecutive years beginning in 2021. Our auditor, RBSM LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce foreign companies to comply with PCAOB audits within two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On August 26, 2022, the China Securities Regulatory Commission, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. See “Risk Factors—Risks Relating to Doing Business in the PRC—The recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our listing.”

Business Overview

We conduct our business in China through the PRC operating entities. The following description of our business is a description of the business of the PRC operating entities. See “—Our Corporate Structure—VIE Agreements among WFOE, the VIE, and the Mingda Tianjin Shareholders” for a summary of the VIE Agreements.

The PRC operating entities primarily provide primary real estate agency services to their real estate developer clients, and provide, on an as-needed basis, real estate consulting services, and independent training services. Currently, their primary market is in the Tianjin Autonomous Municipality, one of the richest cities in the PRC, ranking seventh in the PRC based upon GDP per capita in 2020, according to China Statistical Yearbook. Since 2014, the PRC operating entities have expanded their market presence to other first and second tier cities in China, including Chengdu of Sichuan province, and Suzhou of Jiangsu province.

In 2018, through Xishe, Xishe Xianglin, and Xishe Media, the PRC operating entities started to provide tourism development services, which included real estate marketing and planning services, real estate agency services, and advertisement planning services. The PRC operating entities suspended the tourism development services and dissolved Xishe Media and Xishe Xianglin in August 2021 and Xishe in September 2021.

The PRC operating entities’ primary real estate agency service offerings include providing primary agency sales services to residential real estate developers at any stages of the development and sale of a residential real estate project. Since the inception of Mingda Tianjin in 2002, the PRC operating entities have been engaged in the sale of 74 unique residential real estate projects, with 58 projects reaching 100% sales completion status as of December 31, 2021. The PRC operating entities typically serve large and mid-sized real estate developers, such as Ping An Real Estate Co., Ltd., China Vanke Co., Ltd., China Merchants Property Development Co. Ltd., Tianjin Metro Resources Investment Co., Ltd., Jingrui Real Estate (Group) Co., Ltd., Tianjin Real Estate Development (Group) Co., Ltd., Tianjin Teda Development Co., Ltd., and Tianjin City Investment Binhai Real Estate Management Co., Ltd., or promising emerging local developers in the markets that they operate. The PRC operating entities primarily generate revenue through sales commissions, which are either fixed or progressive. We generated 96.5%, 98.7%, 98.2%, and 97.1% of our total revenue through the PRC operating entities’ primary agency sales services in the six months ended June 30, 2022 and fiscal year 2021, fiscal year 2020, and fiscal year 2019, respectively. The PRC operating entities have traditionally provided exclusive primary agency sales services where they are the exclusive sales agent. While we expect the exclusive sales agent arrangements to continue to be the main part of the PRC operating entities’ business, since 2016 the PRC operating entities have strategically bid on and won real estate projects as co-sale agents, where they collaborate with other primary agency sales service providers to act as co-agents in a sale. In the six months ended June 30, 2022, fiscal year 2021, fiscal year 2020, and fiscal year 2019, 2.16%, 32.87%, 37.46%, and 22.26%, respectively, of our revenue was derived from sales in real estate projects where the PRC operating entities acted as co-agents providing primary agency sales services to their developer clients. We believe that co-sale opportunities allow the PRC operating entities to tap into developer clients they have not previously collaborated, or who utilized their traditional primary sales agents.

The PRC operating entities also provide, on an as-needed basis, real estate consulting services with respect to any stages or a combination of stages of the development and sale of a residential real estate project. Types of real estate consulting services that the PRC operating entities are capable of providing include consulting, marketing strategy planning and strategy, and advertising services and sales strategies. The PRC operating entities provide stand-alone real estate consulting services to clients based upon a consulting service plan they created that tailors to each client’s specific challenges and needs. They charge service fees based upon a monthly fixed charge, as well as a project completion fee in some circumstances. We generated 0.0%, 1.3%, 1.8%, and 2.7% of our total revenue through the PRC operating entities’ consulting services in the six months ended June 30, 2022, fiscal year 2021, fiscal year 2020, and fiscal year 2019, respectively.

For their independent training services, the PRC operating entities are engaged by existing or prior real estate developer clients to provide independent third-party training services to the primary agency sales agents the developers have engaged. The PRC operating entities started a pilot project in 2016 for this service offering and began generating revenue in 2018. In this role, the PRC operating entities strive to leverage their expertise and experience in researching and creating sales programs and strategies uniquely tailored to each project and establishing and operating a sales project from end to end to evaluate the performance of another sales team, and if needed, create sales strategy, training, and operating manuals for a sales team, as well as establishing the operating frameworks of a successfully-run sales program. Through their independent third-party training services, the PRC operating entities intend to establish their reputation in new local markets, which are key to their contemplated expansion on a national level. We generated $0, $0, $0, and $4,704 revenue through the PRC operating entities’ independent training services in the six months ended June 30, 2022, fiscal year 2021, fiscal year 2020, and fiscal year 2019, respectively.

The PRC operating entities started generating revenue in the second quarter of 2019 from tourism development services provided by Xishe Xianglin. The PRC operating entities generated $0, $0, $0, and $49,169 revenue through tourism development services in the six months ended June 30, 2022, fiscal year 2021, fiscal year 2020, and fiscal year 2019, respectively.

The PRC operating entities commenced their operations in 2002. Our revenue was $461,149 for the six months ended June 30, 2022 and $4,446,764, $5,868,725, and $5,679,977 for the years ended December 31, 2021, 2020, and 2019, respectively. Our net income (loss) was $(1,263,601) for the six months ended June 30, 2022 and $(2,078,678), $253,893, and $299,364 for the years ended December 31, 2021, 2020, and 2019, respectively.

Recent Development

Mansions Estate engages in the asset management business and expects to provide comprehensive UK real estate-related services, including property leasing, property sales, furnishings, routine property maintenance and management, and hospitality and butler services to overseas real estate owners. Mansions Estate implements customized management plans holistically tailored to the needs of its real estate owner clients. It facilitates a variety of ancillary services, including its real estate marketing and planning services, real estate agency services, advertisement planning services, 24-7 multilingual customer services meeting the demands of an international market, and professional onsite butler team. We believe that the establishment of Mansions Estate is a significant step for our global expansion strategy. Mansions Estate commenced operations in 2021 and generated GBP12,561 (US$16,286) and GBP14,150 (US$19,469) revenue during the six months ended June 30, 2022 and the year ended December 31, 2021.

MD UK commenced its operations in 2021. MD UK will focus on developing and launching real estate development projects and hospitality programs, including hotel operations. MD UK did not generate any revenue in the six months ended June 30, 2022 and the year ended December 31, 2021.

On January 14, 2022, MD Japan was formed pursuant to Japanese laws. MD Japan is still in the process of exploring its business plan. MD Japan has not been operative as of the date of this prospectus and did not generate any revenue in the six months ended June 30, 2022 and the year ended December 31, 2021.

On February 15, 2022, MD German was formed pursuant to German laws. MD German is still in the process of exploring its business plan. MD German has not been operative as of the date of this prospectus and did not generate any revenue in the six months ended June 30, 2022 and the year ended December 31, 2021.

On May 20, 2022, MD UK acquired 41% of the equity interests in Mansions Estate from Ocean Tide Wealth Limited with a consideration of one British pound sterling and 8% of the equity interests in Mansions Estate from Mingzhe Zhang with a consideration of one British pound sterling. After the acquisitions, MD UK holds 100% of the equity interests in Mansions Estate.

On August 3, 2022, MD UK entered into an Offer to Sell (the “Agreement”) with Braveheart Hotels Limited, a United Kingdom company (“Braveheart”). Pursuant to the Agreement, MD UK agreed to purchase Fernie Castle, Letham, Cupar, Fife, KY15 7RU, United Kingdom (the “Property”) from Braveheart for a price of £1,580,000 and Braveheart agreed to sell such Property and to deliver entry with vacant possession of the Property to MD UK on August 5, 2022, or such other date as MD UK and Braveheart may agree in writing. The parties closed this deal on August 5, 2022.

On December 6, 2022, MD UK entered into a Contract for the Sale of Freehold Land (the “Robin Hill Agreement”) with Pioneer Hotels Limited, a United Kingdom company (“Pioneer”). Pursuant to the Robin Hill Agreement, MD UK agreed to purchase the Robin Hill Hotel and the Villa, Braddons Hill Road, Torquay TQ1 1HF (the “Robin Hill Property”) from Pioneer for a price of £850,000 and Pioneer agreed to sell such Robin Hill Property and to deliver the completed transfer deed, in original and counterpart, of the Robin Hill Property to MD UK on December 6, 2022, or within 10 working days after December 6, 2022. The parties closed this deal on December 6, 2022.

COVID-19 Impact

The spread of COVID-19 has caused business disruptions beginning in January 2020, including the closure of the majority of businesses in mainland China. In March 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic, which continues to spread throughout the world. The COVID-19 pandemic has caused public health officials to recommend precautions to mitigate the spread of the virus, such as, ceasing travel to non-essential jobs, curtailing all unnecessary travel, and requiring individuals to stay at home as much as possible. Because of the quarantines and travel restrictions mandated by the Chinese government, from the end of January to mid-March of 2020, many real estate projects the PRC operating entities were promoting and selling were suspended, which adversely impacted the PRC operating entities’ business during that period. Because the PRC operating entities’ operating income and earnings have historically been lower during the first quarter than other quarters due to the winter and the Chinese New Year holiday period, however, we believe this seasonality partially mitigated the adverse impact on the PRC operating entities’ full-year operating results in 2020. Starting from the end of March 2020, the COVID-19 pandemic in China appeared to have slowed down and these real estate projects began to reopen. Although the PRC operating entities were able to resume their normal operations as of April 2020, the COVID-19 pandemic materially and adversely affected their business operations and financial results for 2021 and 2020, including a decrease of 24% in our revenue in 2021. Beginning in March 2022, many cities in China have been employing strict lock-down policies in response to resurgences of the COVID-19 pandemic and consumer demand has declined in China, which, together with constant regulation of the real estate market by the central and local governments, have negatively impacted both the supply and demand for real estate, causing the real estate market in China to decline in 2022. As a result, our revenue decreased by 83% during the six months ended June 30, 2022, as compared with the same period in 2021. The general impact of the pandemic on the Chinese economy implicates potential larger-scale effects on the PRC operating entities’ industry and business. To mitigate the adverse impacts of the COVID-19 pandemic and the decline in consumer demand in China, the PRC operating entities have been reducing their operations in China since 2021 and we have expanded into the European markets by establishing subsidiaries in the UK and Germany and acquiring Fernie Castle and the Robin Hill Property. See “—Recent Development.” However, because of the significant uncertainties surrounding the future development of the COVID-19 pandemic, we cannot reasonably estimate the full extent of the business disruption and the related financial impact at this time. The pandemic and lockdowns constitute known events and uncertainties that would cause our reported financial information not to be necessarily indicative of future operating results or of future financial condition.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2021 Annual Report and in the section titled “Risk Factors” beginning on page 18 of this prospectus.

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry” in the 2021 Annual Report)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	the PRC operating entities’ business is susceptible to fluctuations in the real estate market of China (see “The PRC operating entities’ business is susceptible to fluctuations in the real estate market of China” on page 3 of the 2021 Annual Report);

●	the PRC operating entities’ business may be materially and adversely affected by government measures aimed at China’s real estate industry (see “The PRC operating entities’ business may be materially and adversely affected by government measures aimed at China’s real estate industry” on page 3 of the 2021 Annual Report);

●	our financial condition, results of operations, and cash flows may be adversely affected by public health epidemics, including the COVID-19 pandemic (see “Our financial condition, results of operations, and cash flows may be adversely affected by public health epidemics, including the COVID-19 pandemic” on page 6 of the 2021 Annual Report);

●	failure to maintain or enhance the PRC operating entities’ brands or image could have a material and adverse effect on their business and results of operations (see “Failure to maintain or enhance the PRC operating entities’ brands or image could have a material and adverse effect on their business and results of operations” on page 6 of the 2021 Annual Report);

●	there is no guarantee that the PRC operating entities will be able to win bids from real estate developers at a similar rate as they did in 2021, 2020, and 2019, if they are unable to maintain similar bid-winning rates as right now, their results of operations and prospects may be materially and adversely affected (see “There is no guarantee that the PRC operating entities will be able to win bids from real estate developers at a similar rate as they did in 2021, 2020, and 2019, if they are unable to maintain similar bid-winning rates as right now, their results of operations and prospects may be materially and adversely affected” on page 7 of the 2021 Annual Report);

●	there is no guarantee that the PRC operating entities will be able to maintain their sales performance as they did in 2021, 2020, and 2019. In the event that their sales performance declines due to factors outside of our control or due to the deterioration of their performance, our results of operations and prospects may be materially and adversely affected (see “There is no guarantee that the PRC operating entities will be able to maintain their sales performance as they did in 2021, 2020, and 2019. In the event that their sales performance declines due to factors outside of our control or due to the deterioration of their performance, our results of operations and prospects may be materially and adversely affected” on page 7 of the 2021 Annual Report);

●	the PRC operating entities plan to reduce their scale of operations and to decrease their on-going programs, and, their, and consequently our, results of operations or profitability could be adversely affected (see “The PRC operating entities plan to reduce their scale of operations and to decrease their on-going programs, and, their, and consequently our, results of operations or profitability could be adversely affected” on page 7 of the 2021 Annual Report);

●	if the PRC operating entities are unable to compete successfully, our financial condition and results of operations may be harmed (see “If the PRC operating entities are unable to compete successfully, our financial condition and results of operations may be harmed” on page 8 of the 2021 Annual Report);

●	our results of operations and cash flows through the PRC operating entities may fluctuate due to seasonal variations in the real estate market and the non-recurring nature of their services provided to real estate developers (see “Our results of operations and cash flows through the PRC operating entities may fluctuate due to seasonal variations in the real estate market and the non-recurring nature of their services provided to real estate developers” on page 8 of the 2021 Annual Report);

●	the PRC operating entities’ sales, revenue, and operations will be affected if the prospective buyers are not able to secure mortgage financing on attractive terms, if at all (see “The PRC operating entities’ sales, revenue, and operations will be affected if the prospective buyers are not able to secure mortgage financing on attractive terms, if at all” on page 9 of the 2021 Annual Report);

●	the PRC operating entities’ reliance on a concentrated number of real estate developers may materially and adversely affect us (see “The PRC operating entities’ reliance on a concentrated number of real estate developers may materially and adversely affect us” on page 11 of the 2021 Annual Report);

●	we face long cycles to settle the PRC operating entities’ accounts receivable and customer deposits, which could materially and adversely affect our results of operations (see “We face long cycles to settle the PRC operating entities’ accounts receivable and customer deposits, which could materially and adversely affect our results of operations” on page 11 of the 2021 Annual Report);

●	as our Japanese subsidiary MD Japan commences operations in Japan, it may incur losses if economic conditions in Japan worsen (see “As our Japanese subsidiary MD Japan commences operations in Japan, it may incur losses if economic conditions in Japan worsen” on page 14 of the 2021 Annual Report);

●	our Japanese subsidiary MD Japan’s business operations are exposed to risks of natural disasters, terrorism, and other disruptions caused by external events (see “Our Japanese subsidiary MD Japan’s business operations are exposed to risks of natural disasters, terrorism, and other disruptions caused by external events” on page 15 of the 2021 Annual Report);

●	potential political shocks and uncertainties in the European Union (the “EU”), including the development of Brexit, could have unpredictable consequences for the real estate market and the wider economy, and our German subsidiary’s ability to protect itself against these risks is limited (see “Potential political shocks and uncertainties in the European Union (the ‘EU’), including the development of Brexit, could have unpredictable consequences for the real estate market and the wider economy, and our German subsidiary’s ability to protect itself against these risks is limited” on page 15 of the 2021 Annual Report); and

●	as our UK subsidiaries, MD UK and Mansions Estate, commence operations in the UK, we may incur losses due to uncertainties of economy, policies, and general circumstances in the UK (see “As our UK subsidiaries, MD UK and Mansions Estate, commence operations in the UK, we may incur losses due to uncertainties of economy, policies, and general circumstances in the UK” on page 16 of the 2021 Annual Report).

Risks Relating to Doing Business in the PRC (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC” in our 2021 Annual Report and “Risk Factors—Risks Relating to Doing Business in the PRC” beginning on page 18 of this prospectus)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	our current corporate structure and business operations may be affected by the Foreign Investment Law (see “Our current corporate structure and business operations may be affected by the Foreign Investment Law” on page 16 of the 2021 Annual Report);

●	changes in China’s economic, political, social conditions, or government policies could have a material adverse effect on the PRC operating entities’ business and operations (see “Changes in China’s economic, political, social conditions, or government policies could have a material adverse effect on the PRC operating entities’ business and operations” on page 18 of the 2021 Annual Report);

●	PRC laws and regulations governing the PRC operating entities’ current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair the PRC operating entities’ ability to operate profitable (see “PRC laws and regulations governing the PRC operating entities’ current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair the PRC operating entities’ ability to operate profitable” on page 18 of the 2021 Annual Report);

●	you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China (see “You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China” on page 20 of this prospectus);

●	regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies or inject capital into the PRC subsidiary and could adversely affect our business. PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties (see “Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies or inject capital into the PRC subsidiary and could adversely affect our business. PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or otherwise expose us or our PRC resident shareholders to liabilities or penalties” on page 23 of the 2021 Annual Report);

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to the PRC operating entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business (see “PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to the PRC operating entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 24 of the 2021 Annual Report);

●	we face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies (see “We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 24 of the 2021 Annual Report);

●	because the PRC operating entities conduct their business in RMB and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments (see “Because the PRC operating entities conduct their business in RMB and the price of our Ordinary Shares is quoted in U.S. dollars, changes in currency conversion rates may affect the value of your investments” on page 25 of the 2021 Annual Report);

●	under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders (see “Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a ‘resident enterprise’ of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 26 of the 2021 Annual Report);

●	the PRC operating entities are subject to restrictions on paying dividends or making other payments to our offshore subsidiaries, which may have a material adverse effect on our ability to conduct our business (see “The PRC operating entities are subject to restrictions on paying dividends or making other payments to our offshore subsidiaries, which may have a material adverse effect on our ability to conduct our business” on page 27 of the 2021 Annual Report);

●	there are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the PRC operating entities, and dividends payable by the PRC operating entities to our offshore subsidiaries may not qualify to enjoy certain treaty benefits (see “There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of the PRC operating entities, and dividends payable by the PRC operating entities to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” on page 27 of the 2021 Annual Report);

●	the disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC (see “The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC” on page 28 of the 2021 Annual Report);

●	the failure to comply with PRC regulations relating to mergers and acquisitions of domestic projects by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure (see “The failure to comply with PRC regulations relating to mergers and acquisitions of domestic projects by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure” on page 28 of the 2021 Annual Report);

●	the Draft Rules Regarding Overseas Listings were released by the CSRC for public consultation. While such rules have not yet come into effect, the Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our shares to investors and could cause the value of our shares to significantly decline or become worthless (see “The Draft Rules Regarding Overseas Listings were released by the CSRC for public consultation. While such rules have not yet come into effect, the Chinese government may exert more oversight and control over overseas public offerings conducted by China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our shares to investors and could cause the value of our shares to significantly decline or become worthless” on page 29 of the 2021 Annual Report);

●	the M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see “The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 30 of the 2021 Annual Report);

●	if the PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless (see “If the PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless” on page 18 of this prospectus);

●	uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see “Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” on page 18 of this prospectus);

●	given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities (see “Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities” on page 19 of this prospectus);

●	any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless (see “Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” on page 19 of this prospectus);

●	recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering (see “Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 19 of this prospectus);

●	the Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future (see “The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future” on page 20 of this prospectus); and

●	recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S. (see “Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.” on page 20 of this prospectus).

Risks Relating to Our Corporate Structure (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure” in our 2021 Annual Report)

We are also subject to risks and uncertainties relating to our corporate structure, including, but not limited to, the following:

●	the VIE Agreements may not be effective in providing control over Mingda Tianjin (see “The VIE Agreements may not be effective in providing control over Mingda Tianjin” on page 31 of the 2021 Annual Report);

●	because we conduct our business through Mingda Tianjin, a VIE, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be adversely affected (see “Because we conduct our business through Mingda Tianjin, a VIE, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be adversely affected” on page 31 of the 2021 Annual Report);

●	if the PRC government determines that the contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and our Ordinary Shares may decline in value or become worthless (see “If the PRC government determines that the contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and our Ordinary Shares may decline in value or become worthless” on page 32 of the 2021 Annual Report);

●	the VIE Agreements with Mingda Tianjin are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these VIE Agreements (see “The VIE Agreements with Mingda Tianjin are governed by the laws of the PRC and we may have difficulty in enforcing any rights we may have under these VIE Agreements” on page 33 of the 2021 Annual Report);

●	we may not be able to consolidate the financial results of Mingda Tianjin or such consolidation could materially and adversely affect our operating results and financial condition (see page “We may not be able to consolidate the financial results of Mingda Tianjin or such consolidation could materially and adversely affect our operating results and financial condition” on 33 of the 2021 Annual Report);

●	the VIE Agreements may result in adverse tax consequences (see page “The VIE Agreements may result in adverse tax consequences” on 33 of the 2021 Annual Report);

●	the Mingda Tianjin Shareholders have potential conflicts of interest with our Company, which may adversely affect our business and financial condition (see “The Mingda Tianjin Shareholders have potential conflicts of interest with our Company, which may adversely affect our business and financial condition” on page 34 of the 2021 Annual Report);

●	we rely on the approvals, certificates, and business licenses held by Mingda Tianjin and any deterioration of the relationship between WFOE and Mingda Tianjin could materially and adversely affect our overall business operations (see “We rely on the approvals, certificates, and business licenses held by Mingda Tianjin and any deterioration of the relationship between WFOE and Mingda Tianjin could materially and adversely affect our overall business operations” on page 34 of the 2021 Annual Report); and

●	the exercise of our option to purchase part or all of the shares in Mingda Tianjin under the Equity Option Agreement might be subject to certain limitations and substantial costs (see “The exercise of our option to purchase part or all of the shares in Mingda Tianjin under the Equity Option Agreement might be subject to certain limitations and substantial costs” on page 34 of the 2021 Annual Report).

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares and the Trading Market” in our 2021 Annual Report and “Risk Factors—Risks Relating to Our Ordinary Shares and the Trading Market” beginning on page 20 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Ordinary Shares and the trading market, including, but not limited to, the following:

●	because we are a Cayman Islands company and all of our business is conducted in the PRC through the PRC operating entities, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain (see “Because we are a Cayman Islands company and all of our business is conducted in the PRC through the PRC operating entities, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain” on page 34 of the 2021 Annual Report);

●	since our chief executive officer owns 87.4% of our Ordinary Shares, he has the ability to elect directors and approve matters requiring shareholder approval by way of ordinary resolution or special resolution (see “Since our chief executive officer owns 87.4% of our Ordinary Shares, he has the ability to elect directors and approve matters requiring shareholder approval by way of ordinary resolution or special resolution” on page 35 of the 2021 Annual Report);

●	we do not intend to pay dividends for the foreseeable future (see “We do not intend to pay dividends for the foreseeable future” on page 35 of the 2021 Annual Report);

●	the market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance (see “The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance” on page 36 of the 2021 Annual Report);

●	if we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer (see “If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer” on page 37 of the 2021 Annual Report);

●	because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer (see “Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer” on page 37 of the 2021 Annual Report);

●	anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control (see “Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control” on page 38 of the 2021 Annual Report);

●	the laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States (see “The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States” on page 39 of the 2021 Annual Report); and

●	since we are deemed a “controlled company” under the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders (see “Since we are deemed a ‘controlled company’ under the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” on page 20 of this prospectus).

Permission Required from PRC Authorities

The VIE is not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Tianjin Shanchuan Law Firm, other than those requisite for a domestic company in China to engage in the businesses similar to those of the VIE, our Company, our subsidiaries, or the VIE is not required to obtain any permission from Chinese authorities, including the China Securities Regulatory Commission, the CAC, or any other governmental agency that is required to approve the operations of the VIE. However, if our Company, our subsidiaries, or the VIE does not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the VIE’s relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations of the VIE, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, the VIE has received from PRC authorities all requisite licenses, permissions, or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include the Business License and Registration Certificate of Tianjin Real Estate Brokerage Agency. The following table provides details on the licenses and permissions held by the VIE.

Company	License/Permission	Issuing Authority	Validity
Mingdajiahe (Tianjin) Co., Ltd.	Business License	Tianjin Market Supervision and Administration Commission	Long-term
	Registration Certificate of Tianjin Real Estate Brokerage Agency	Tianjin Heping District Housing and Construction Commission	Long-term

Except as described above, we are currently not required to obtain permission from any of the PRC authorities to operate and issue our securities to foreign investors. In addition, we, our subsidiaries, and Mingda Tianjin and its subsidiaries are not required to obtain permission or approval relating to our securities from the PRC authorities, including the China Securities Regulatory Commission or the CAC, for our subsidiaries or Mingda Tianjin’s operations, nor have we or our subsidiaries or Mingda Tianjin received any denial for our subsidiaries or Mingda Tianjin’s operations with respect to this offering. Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretation and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice. See “Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.”

Asset Transfers Between Our Company, Our Subsidiaries, and the VIE

As of the date of this prospectus, our Company, our subsidiaries, and the VIE have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIE do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future.

In 2021, MDJM transferred $3,100,000 into the account of MD UK, as an investment; in addition, MDJM paid a net amount of $14,757 to subsidiaries, which consisted of $71,305 advanced to new subsidiaries located in Germany and Japan (out of the consolidated group) for attorney fees in connection with the establishment of these entities, and $56,548 of due to other subsidiaries, which were in the consolidated group. In 2019, MDJM transferred $500,300 into the account of MDJH Hong Kong, as an investment; in addition, MDJM repaid the VIE a net amount of $53,734 for IPO cost paid by the VIE. There were no other assets transferred between MDJM, its subsidiaries, and the VIE during the six months ended June 30, 2022 and the fiscal years ended December 31, 2021, 2020, and 2019.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries nor the VIE have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, MDJH Hong Kong, and our UK subsidiary, MD UK. MDJH Hong Kong will rely on payments made from Mingda Tianjin to WFOE, pursuant to the VIE Agreements, and the distribution of such payments to MDJH Hong Kong; MD UK will rely on payments from its subsidiary Mansions Estate. According to the PRC Enterprise Income Tax Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if Mingda Tianjin or its subsidiaries or branch offices incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Current PRC regulations permit WFOE to pay dividends to MDJH Hong Kong only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our operating entities in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our operating entities in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations through the VIE Agreements, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong resident enterprise must be the beneficial owner of the relevant dividends; and (b) the Hong Kong resident enterprise must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong resident enterprise must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by WFOE to its immediate holding company, MDJH Hong Kong. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. MDJH Hong Kong intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to MDJH Hong Kong. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in our most recent annual report on Form 20-F.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies, without prior approval of State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Specifically, without prior approval of SAFE, cash generated from the operations in the PRC may be used to pay dividends to our Company. As of the date of this prospectus, WFOE has conducted the foreign exchange registration related to our Company under the existing PRC foreign exchange regulations, which enables WFOE to legally distribute its earnings to our Company.

Our Company’s ability to settle amounts owed under the VIE Agreements relies upon payments made from the VIE to WFOE in accordance with the VIE Agreements. For services rendered to the VIE by WFOE under the Exclusive Business Cooperation Agreement, WFOE is entitled to collect a service fee from the VIE. Pursuant to the Exclusive Option Agreement, WFOE may at any time and under any circumstances purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC laws. For restrictions and limitations on our ability to settle amounts owed under the VIE Agreements, please see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Our contractual arrangements with Mingda Tianjin and its shareholders may not be effective in providing control over Mingda Tianjin” in our most recent annual report on Form 20-F and “Risk Factors—Risks Relating to Doing Business in the PRC—If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless.”

Selected Condensed Consolidating Financial Schedule

We operate our business through MD UK, Mansions Estate, Mingda Tianjin, which is a VIE in the PRC, and Mingda Tianjin’s subsidiaries, which were dissolved in 2021. The following tables present the selected condensed consolidating balance sheets as of June 30, 2022 and December 31, 2021 and 2020, and the selected condensed consolidating statements of operations and comprehensive income (loss) and cash flows for the six months ended June 30, 2022 and 2021 and the years ended December 31, 2021, 2020, and 2019 for “Parent,” “MDJH Hong Kong,” “WFOE,” “VIE and its subsidiaries,” and “Other Subsidiaries.” “Parent” refers to MDJM LTD, a Cayman Islands exempted company listed on Nasdaq. “MDJH Hong Kong” refers to MDJCC Limited, a Hong Kong corporation, which is wholly owned by MDJM LTD. “WFOE” refers to Beijing Mingda Jiahe Technology Development Co. Ltd, which is a wholly-owned Chinese subsidiary by MDJM LTD. “VIE and its subsidiaries” refer to Mingda Tianjin and its subsidiaries, in which we have no equity interests. “Other Subsidiaries” refer to MD Local Global Limited, a UK company, which are wholly owned by MDJM LTD, and Mansions Estate Agent Ltd, a UK company, which was 51% owned by MD Local Global Limited as of December 31, 2021 (Mansion Estate Agent Ltd is 100% owned by MD Local Global Limited as of the date of the prospectus).

MDJM LTD

SELECTED CONDENSED CONSOLIDATING BALANCE SHEETS

	As of June 30, 2022
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Assets
Cash, cash equivalents and restricted cash	$202,906	$28	$500,725	$12,004	$4,313,948	$-	$5,029,611
Accounts receivable, net of allowance	-	-	-	1,173,449	6,065	-	1,179,514
VIE's profit receivable (1)	-	-	737,798	-	-	(737,798)	-
Due from Parent, MDJH Hong Kong, WOFE, VIE, and other subsidiaries (2)	561,251	1,388,457	1,353,959	1,368,356	1,183	(4,673,206)	-
Inter-group investments	4,580,000	500,000	-	-	-	(5,080,000)	-
Other assets	920	-	-	118,220	198,472	-	317,612
Total Assets	$5,345,077	$1,888,485	$2,592,482	$2,672,029	$4,519,668	$(10,491,004)	$6,526,737

Liabilities
Accounts payable and accrued liabilities, value-added tax, and other taxes payable	$604	$-	$-	$483,019	$23,769	$-	$507,392
Short-term loans payable	-	-	-	368,641	-	-	368,641
VIE's profit payable	-	-	-	737,798	-	(737,798)	-
Due to Parent, MDJH Hong Kong, WOFE, VIE, and other subsidiaries (3)	1,388,457	1,896,637	1,368,356	-	65,117	(4,718,567)	-
Other liabilities	-	-	-	18,318	3,891	-	22,209
Total Liabilities	1,389,061	1,896,637	1,368,356	1,607,776	92,777	(5,456,365)	898,242

Equities
Inter-group investments	-	-	507,236	-	4,579,980	(5,087,216)	-
Common stocks	1,295	-	-	-	-	10,380	11,675
Capital and additional paid-in capital	4,283,337	-	-	2,572,437	-	(10,380)	6,845,394
Statutory reserve	-	-	-	327,140	-	-	327,140
Retained earning (deficit)	(328,616)	(8,152)	(20,069)	(1,039,018)	(157,585)	-	(1,553,440)
Accumulated VIE's profit contributions (3)	-	-	737,798	(737,798)	-	-	-
Accumulated other comprehensive income (loss)	-	-	(839)	(58,508)	4,496	52,577	(2,274)
Total MDJM Ltd stockholders’ equity	3,956,016	(8,152)	1,224,126	1,064,253	4,426,891	(5,034,639)	5,628,495
Total Liabilities and Equities	$5,345,077	$1,888,485	$2,592,482	$2,672,029	$4,519,668	$(10,491,004)	$6,526,737

(1) VIEs incurred loss in the first six months of 2022, so no shared profit was added in 2022.

(2) This line item refers to balances due from or due to Parent, MDJH Hong Kong, WFOE, VIE (Mingda Tianjin and its operational subsidiaries in China), and other subsidiaries owned by MDJM (the “Group”). The balances resulted from monetary transactions among the Group, such as advancing cash to establish a new operation, and paying expenses on behalf of other entities within the Group. There is no sales or purchase activity involved. The balances of due from or due to Parent, MDJH Hong Kong, WFOE, VIE, and Other Subsidiaries are elimination items in our consolidating financial statements. Each entity in the Group is a legal entity. The unpaid balances will be settled by cash payment or by taking a loss, if any. The Company has no immediate plan to settle the intercompany amounts and such amounts will remain outstanding for the foreseeable future.

(3) VIE's loss was not included.

	As of December 31, 2021
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Assets
Cash, cash equivalents and restricted cash	$1,743,412	$22	$500,725	$447,054	$3,052,865	$-	$5,744,078
Accounts receivable, net of allowance	-	-	-	2,125,712	11,999	-	2,137,711
VIE’s profit receivable (1)	-	-	737,798	-	-	(737,798)	-
Receivable from related parties (3)	71,035	-	-	-	-	-	71,035
Due from Parent, MDJH Hong Kong, WOFE, VIE, and other subsidiaries (4)	500,130	1,386,645	1,425,457	1,436,871	48,955	(4,798,058)	-
Inter-group investments	3,100,000	500,000	-	-	-	(3,600,000)	-
Other assets	3,881	-	-	398,844	10,590	2,831	416,146
Total Assets	$5,418,458	$1,886,667	$2,663,980	$4,408,481	$3,124,409	$(9,133,025)	$8,368,970

Liabilities
Accounts payable and accrued liabilities, value-added tax, and other taxes payable	$-	$-	$-	$1,151,129	$10,376	$2,831	$1,164,336
VIE’s profit payable				737,798		$(737,798)	-
Due to Parent, MDJH Hong Kong, WFOE, VIE, and other subsidiaries (4)	1,386,645	1,893,375	1,436,871	-	48,039	(4,764,930)	-
Other liabilities	-	-	-	243,455	3,763	-	247,218
Total Liabilities	1,386,645	1,893,375	1,436,871	2,132,382	62,178	(5,499,897)	1,411,554

Equities
Inter-group investments	-	-	535,231	-	3,100,000	(3,635,231)	-
Common stocks	1,295	-	-	-	-	10,380	11,675
Capital and additional paid-in capital	4,283,337	-	-	2,572,437	-	(10,380)	6,845,394
Statutory reserve	-	-	-	327,140	-	-	327,140
Retained earning (deficit)	(252,819)	(6,708)	(43,452)	51,201	(31,013)	-	(282,791)
Accumulated VIE’s profit contributions (2)	-	-	737,798	(737,798)	-	-	-
Accumulated other comprehensive income (loss)	-	-	(2,468)	63,119	149	2,103	62,903
Total MDJM Ltd stockholders’ equity	4,031,813	(6,708)	1,227,109	2,276,099	3,069,136	(3,633,128)	6,964,321
Non-controlling interest	-	-	-	-	(6,905)	-	(6,905)
Total Liabilities and Equities	$5,418,458	$1,886,667	$2,663,980	$4,408,481	$3,124,409	$(9,133,025)	$8,368,970

(1) VIE incurred a loss in 2021, so no shared profit was added in 2021.

(2) VIE’s loss was not included.

(3) Represented the fund advanced for the establishment of new subsidiaries that had not been completed as of December 31, 2021. The formation of these new subsidiaries was completed in January and February 2022, and these new subsidiaries will be included in the consolidated group in the reporting period in 2022.

(4) This line item refers to balances due from or due to Parent, MDJH Hong Kong, WFOE, VIE (Mingda Tianjin and its operational subsidiaries in China), and other subsidiaries owned by MDJM. The balances resulted from monetary transactions among the Group, such as advancing cash to establish a new operation, and paying expenses on behalf of other entities within the Group. There is no sales or purchase activity involved. The balances of due from or due to Parent, MDJH Hong Kong, WFOE, VIE, and Other Subsidiaries are elimination items in our consolidating financial statements. Each entity in the Group is a legal entity. The unpaid balances will be settled by cash payment or by taking a loss, if any. The Company has no immediate plan to settle the intercompany amounts and such amounts will remain outstanding for the foreseeable future.

	As of December 31, 2020
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Assets
Cash, cash equivalents, and restricted cash	$4,976,511	$16	$500,477	$633,689	$-	$-	$6,110,693
Accounts receivable, net of allowance	-	-	-	4,062,343	-	-	4,062,343
VIE’s profit receivable	-	-	737,798		-	(737,798)	-
Due from VIE, WFOE, parent and other subsidiaries (4)	500,080	1,330,316	1,335,280	1,342,691	-	(4,508,367)	-
Inter-group investments	-	500,000	-	634,770	-	(1,134,770)	-
Other assets	2,258	-	-	577,471	-	-	579,729
Total Assets	$5,478,849	$1,830,332	$2,573,555	$7,250,964	$-	$(6,380,935)	$10,752,765

Liabilities
Accounts payable and accrued liabilities, value-added tax, and other taxes payable	$-	$-	$-	$1,354,882	$-	$-	$1,354,882
VIE’s profit payable	-	-	-	737,798	-	(737,798)	-
Due to VIE, WFOE, parent and other subsidiaries (4)	1,330,317	1,835,605	1,342,691		-	(4,508,613)	-
Other liabilities	-	-	-	282,395	-	-	282,395
Total Liabilities	1,330,317	1,835,605	1,342,691	2,375,075	-	(5,246,411)	1,637,277

Equities
Inter-group investments	-	-	520,053	634,770	-	(1,154,823)	-
Common stocks	1,295	-	-	-	-	10,380	11,675
Capital and additional paid-in capital	4,283,337	-	-	2,572,437	-	(10,380)	6,845,394
Statutory reserve	-	-	-	327,140	-	-	327,140
Retained earning (deficit)	(136,100)	(5,273)	(25,579)	2,309,609	-	-	2,142,657
Accumulated VIE’s profit contributions (2)	-	-	737,798	(737,798)	-	-	-
Accumulated other comprehensive income (loss)	-	-	(1,408)	(56,449)	-	20,299	(37,558)
Total MDJM Ltd stockholders’ equity	4,148,532	(5,273)	1,230,864	5,049,709	-	(1,134,524)	9,289,308
Non-controlling interest	-	-	-	(173,820)	-	-	(173,820)
Total Liabilities and Equities	$5,478,849	$1,830,332	$2,573,555	$7,250,964	$-	$(6,380,935)	$10,752,765

MDJM LTD

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHESIVE INCOME (LOSS)

	For the Sixth Months Ended June 30, 2022
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Revenue	$-	$-	$-	$444,863	$16,286	$-	$461,149
Service fee income from VIE and its subsidiaries*	-	-	-	-	-	-	-
Payroll and payroll taxes	-	-	-	(1,071,794)	(18,436)	-	(1,090,230)
Professional fees	(10,127)	-	-	(232,055)	(100,242)	-	(342,424)
Other G&A expenses	(65,669)	(1,445)	(3,726)	(249,110)	(17,064)	-	(337,014)
Loss from operations	(75,796)	(1,445)	(3,726)	(1,108,096)	(119,456)	-	(1,308,519)
Other income (expenses)		-	27,109	17,877	(68)	-	44,918
Income tax	-	-	-	-	-	-	-
Net income (loss)	(75,796)	(1,445)	23,383	(1,090,219)	(119,524)	-	(1,263,601)
Net loss attributable to noncontrolling interest	-	-	-	-	-	-	-
Net income (loss) attributable to MDJM Ltd ordinary shareholders	$(75,796)	$(1,445)	$23,383	$(1,090,219)	$(119,524)	$-	$(1,263,601)

Net Income (loss)	$(75,796)	$(1,445)	$23,383	$(1,090,219)	$(119,524)	$-	$(1,263,601)
Change in foreign currency translation adjustments	-	-	48,344	(121,627)	7,963		(65,320)
Comprehensive income attributable to non-controlling interest	-	-	-	-	-	-	-
Comprehensive income (loss) attributable to MDJM Ltd ordinary shareholders	$(75,796)	$(1,445)	$71,727	$(1,211,846)	$(111,561)	$-	$(1,328,921)

* VIE and its subsidiaries incurred loss in the sixth months ended June 30, 2022 and WFOE is not entitled to any service fee income or share of VIE and its subsidiaries’ profit.

	For the Sixth Months Ended June 30, 2021
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Revenue	$-	$-	$-	$2,712,679	$-	$-	$2,712,679
Service fee income from VIE and its subsidiaries*	-	-	-	-	-	-	-
Payroll and payroll taxes	-	-	-	(2,281,869)	-	-	(2,281,869)
Professional fees	-	-	-	(334,686)	-	-	(334,686)
Other G&A expenses	(71,426)	(1,434)	(3,732)	(301,662)	(711)	-	(378,965)
Loss from operations	(71,426)	(1,434)	(3,732)	(205,538)	(711)	-	(282,841)
Other income (expenses)	6,394	-	(6,079)	46,084	-	-	46,399
Income tax	-	-	-	5,321	-	-	5,321
Net loss	(65,032)	(1,434)	(9,811)	(154,133)	(711)	-	(231,121)
Net loss attributable to noncontrolling interest	-	-	-	125	-	-	125
Net loss attributable to MDJM Ltd ordinary shareholders	$(65,032)	$(1,434)	$(9,811)	$(154,008)	$(711)	$-	$(230,996)

Net loss	$(65,032)	$(1,434)	$(9,811)	$(154,133)	$(711)	$-	$(231,121)
Change in foreign currency translation adjustments	-	-	(352)	61,578	-	(10,139)	51,087
Comprehensive income attributable to non-controlling interest	-	-	-	(11,466)	-	-	(11,466)
Comprehensive loss attributable to MDJM Ltd ordinary shareholders	$(65,032)	$(1,434)	$(10,163)	$(104,021)	$(711)	$(10,139)	$(191,500)

* VIE and its subsidiaries incurred loss in the sixth months ended June 30, 2021 and WFOE is not entitled to any service fee income or share of VIE and its subsidiaries’ profit.

	For the Years Ended December 31, 2021
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Revenue	$-	$-	$-	$4,446,764	$19,469	$-	$4,466,233
Service fee income from VIE and its subsidiaries*	-	-	-	-	-	-	-
Payroll and payroll taxes	-	-	-	(5,540,125)	(14,061)	-	(5,554,186)
Professional fees	(5,225)	-	-	(439,585)	(15,464)	-	(460,274)
Other G&A expenses	(118,347)	(1,434)	(3,743)	(566,353)	(31,381)	-	(721,258)
Loss from operations	(123,572)	(1,434)	(3,743)	(2,099,299)	(41,437)	-	(2,269,485)
Other income (expenses)	6,852	-	(14,130)	30,584	3,376	-	26,682
Income tax	-	-	-	(9,963)	-	-	(9,963)
Net loss	(116,720)	(1,434)	(17,873)	(2,078,678)	(38,061)	-	(2,252,766)
Net loss attributable to noncontrolling interest	-	-	-	7,048	-	-	7,048
Net income (loss) attributable to MDJM Ltd ordinary shareholders	$(116,720)	$(1,434)	$(17,873)	$(2,071,630)	$(38,061)	$-	$(2,245,718)

Net (loss)	$(116,720)	$(1,434)	$(17,873)	$(2,078,678)	$(38,061)	$-	(2,252,766)
Change in foreign currency translation adjustments	-	-	(1,060)	95,462	292	-	94,694
Comprehensive income attributable to non-controlling interest	-	-	-	-	(143)	-	(143)
Comprehensive loss attributable to MDJM Ltd ordinary shareholders	$(116,720)	$(1,434)	$(18,933)	$(1,983,216)	$(37,912)	$-	$(2,158,215)

* VIE and its subsidiaries incurred loss in 2021 and WFOE is not entitled to any service fee income or share of VIE and its subsidiaries’ profit.

	For the Year Ended December 31, 2020
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Revenue	$-	$-	$-	$5,868,725	$-	$-	$5,868,725
Service fee income from VIE and its subsidiaries*	-	-	247,881	(247,881)	-	-	-
Payroll and payroll taxes	-	-	-	(4,668,507)	-	-	(4,668,507)
Professional fees	-	-	-	(404,850)	-	-	(404,850)
Other G&A expenses	(73,420)	(1,326)	(3,552)	(476,212)	-	-	(554,510)
Loss from operations	(73,420)	(1,326)	244,329	71,275	-	-	240,858
Other income (expenses)	55,125	-	(30,855)	21,665	-	-	45,935
Income tax	-	-	-	(32,900)	-	-	(32,900)
Net income (loss)	(18,295)	(1,326)	213,474	60,040		-	253,893
Net loss attributable to noncontrolling interest	-	-	-	4,146	-	-	4,146
Net income (loss) attributable to MDJM Ltd ordinary shareholders	$(18,295)	$(1,326)	$213,474	$64,186	$-	$-	$258,039

Net income (loss)	$(18,295)	$(1,326)	$213,474	$60,040	$-	$-	$253,893
Change in foreign currency translation adjustments	-	-	(1,333)	253,252	-	-	251,919
Comprehensive income attributable to non-controlling interest	-	-	-	(9,132)	-	-	(9,132)
Comprehensive income (loss) attributable to MDJM Ltd ordinary shareholders	$(18,295)	$(1,326)	$212,141	$304,160	$-	$-	$496,680

* According to the “Exclusive Business Cooperation Agreement,” WFOE is entitled to receive 100% of VIE and its subsidiaries’ net income after deduction of required PRC statutory reserve as a service fee.

15

	For the Year Ended December 31, 2019
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Revenue	$-	$-	$-	$5,679,977	$-	$-	$5,679,977
Service fee income from VIE and its subsidiaries*	-	-	489,917	(489,917)	-	-	-
Payroll and payroll taxes	-	-	-	(3,710,697)	-	-	(3,710,697)
Professional fees	-	-	-	(634,372)	-	-	(634,372)
Other G&A expenses	(101,949)	(821)	(3,373)	(870,205)	-	-	(976,348)
Income (loss) from operations	(101,949)	(821)	486,544	(25,214)	-	-	358,560
Other income	26,719	-	12,201	3,256	-	-	42,176
Income tax	-	-	-	(101,372)	-	-	(101,372)
Net income (loss)	(75,230)	(821)	498,745	(123,330)	-	-	299,364
Net loss attributable to noncontrolling interest				153,742			153,742
Net income (loss) attributable to MDJM Ltd ordinary shareholders	$(75,230)	$(821)	$498,745	$30,412	$-	$-	$453,106

Net income (loss)	$(75,230)	$(821)	$498,745	$(123,330)	$-	$-	$299,364
Change in foreign currency translation adjustments	-	-	(75)	(53,081)	-	-	(53,156)
Comprehensive loss attributable to non-controlling interest	-	-	-	2,398	-	-	2,398
Comprehensive income (loss) attributable to MDJM Ltd ordinary shareholders	$(75,230)	$(821)	$498,670	$(174,013)	$-	$-	$248,606

* According to the “Exclusive Business Cooperation Agreement,” WFOE is entitled to receive 100% of VIE and its subsidiaries’ net income after deduction of required PRC statutory reserve as a service fee.

MDJM LTD

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	For the Sixth Months Ended June 30, 2022
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Cash Flows from Operating Activities:
Net income (loss)	$(75,796)	$(1,445)	$23,383	$(1,090,219)	$(119,524)	$-	$(1,263,601)
Non cash service fee	-	-	-	-	-	-	-
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	74,599	-	(26,979)	258,317	27,301		333,238
Net Cash Provided by (Used in) Operating Activities	(1,197)	(1,445)	(3,596)	(831,902)	(92,223)	-	(930,363)

Cash Flows from Investing Activities:
Advanced to/from related parties		-	-				-
Other investing activities	-	-	-	31,808	(194,791)	-	(162,983)
Net Cash Provided by (Used in) Investing Activities	-	-	-	31,808	(194,791)	-	(162,983)

Cash Flows from Financing Activities:							-
Proceeds from short-term loans	-	-	-	381,233			381,233
Intercompany investment (1)	(1,480,000)	-	-	-	1,479,980	20	-
Intercompany financing activities (2)	(59,309)	1,451	3,703	(6,866)	71,321	(10,300)	-
Net Cash Provided by (Used in) Financing Activities	(1,539,309)	1,451	3,703	374,367	1,551,301	(10,280)	381,233

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	-		(107)	(9,323)	(3,204)	10,280	(2,354)
Net change in cash, cash equivalents and restricted cash	(1,540,506)	6	-	(435,050)	1,261,083	-	(714,467)
Cash, cash equivalents, and restricted cash - beginning of the period	1,743,412	22	500,725	447,054	3,052,865	-	5,744,078
Cash, cash equivalents, and restricted cash - end of the period	$202,906	$28	$500,725	$12,004	$4,313,948	$-	$5,029,611

(1) Represented the amount invested into MD UK.

(2) Represented the changes in the balances of “due to/due from related parties.” The nature of intercompany transactions is temporary internal financing. The balance of due to/from balance will be settled within the sub-group, such as, among Parent and its subsidiaries and among the VIE and subsidiaries of the VIE when funds are available.

	For the Sixth Months Ended June 30, 2021
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Eliminating Adjustments	Consolidated Totals
Cash Flows from Operating Activities:
Net loss	$(65,032)	$(1,434)	$(9,811)	$(154,133)	$(711)	$-	$(231,121)
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	12,376	1,440	3,710	(382,154)	-	6,229	(358,399)
Net Cash Provided by (Used in) Operating Activities	(52,656)	6	(6,101)	(536,287)	(711)	6,229	(589,520)

Cash Flows from Investing Activities:
Other investing activities	-	-	-	4,379	-	-	4,379
Net Cash Provided by (Used in) Investing Activities	-	-	-	4,379	-	-	4,379

Cash Flows from Financing Activities:							-
Intercompany investment (1)	(3,100,050)	50	-		3,100,000		-
Net Cash Provided by (Used in) Financing Activities	(3,100,050)	50	-	-	3,100,000	-	-

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	-	(50)	6,207	7,036		(6,229)	6,964
Net change in cash, cash equivalents and restricted cash	(3,152,706)	6	106	(524,872)	3,099,289	-	(578,177)
Cash, cash equivalents, and restricted cash - beginning of the period	4,976,511	16	500,477	633,689	-	-	6,110,693
Cash, cash equivalents, and restricted cash - end of the period	$1,823,805	$22	$500,583	$108,817	$3,099,289	$-	$5,532,516

(1) Represented the amount invested into MD UK.

	For the Year Ended December 31, 2021
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Effect of Foreign Exchange	Consolidated Totals
Cash Flows from Operating Activities:
Net income (loss)	$(116,720)	$(1,434)	$(17,873)	$(2,078,678)	$(38,061)	$-	$(2,252,766)
Non cash service fee	-	-	-	-	-	-	-
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(1,622)	-	-	1,913,775	(8,070)	14,402	1,918,485
Net Cash Provided by (Used in) Operating Activities	(118,342)	(1,434)	(17,873)	(164,903)	(46,131)	14,402	(334,281)

Cash Flows from Investing Activities:
Advanced to related parties (1)	(71,035)		-	-	-	-	(71,035)
Other investing activities	-	-	-	17,680	(556)	-	17,124
Net Cash Provided by (Used in) Investing Activities	(71,035)	-	-	17,680	(556)	-	(53,911)

Cash Flows from Financing Activities:							-
Intercompany investment (2)	(3,100,000)	-	-	-	3,100,000	-	-
Intercompany financing activities (4)	56,278	1,440	3,729	(54,167)	82	(7,362)	-
Net Cash Provided by (Used in) Financing Activities	(3,043,722)	1,440	3,729	(54,167)	3,100,082	(7,362)	-

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	-	-	14,392	15,402	(530)	(7,040)	22,224
Net change in cash, cash equivalents and restricted cash	(3,233,099)	6	248	(185,988)	3,052,865	-	(365,968)
Cash, cash equivalents, and restricted cash - beginning of the period (5)	4,976,511	16	500,477	633,042	-	-	6,110,046
Cash, cash equivalents, and restricted cash - end of the period	$1,743,412	$22	$500,725	$447,054	$3,052,865	$-	$5,744,078

	For the Year Ended December 31, 2020
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Effect of Foreign Exchange	Consolidated Totals
Cash Flows from Operating Activities:
Net income (loss)	$(18,295)	$(1,326)	$213,474	$60,040	$-	$-	$253,893
Non cash service fee	-	-	(247,881)	247,881	-	-	-
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(1,277)	-	-	(881,858)	-	31,109	(852,026)
Net Cash Provided by (Used in) Operating Activities	(19,572)	(1,326)	(34,407)	(573,937)	-	31,109	(598,133)

Cash Flows from Investing Activities:
Other investing activities	-	-	-	1,076	-	-	1,076
Net Cash Provided by (Used in) Investing Activities	-	-	-	1,076	-	-	1,076

Cash Flows from Financing Activities:
Net proceeds from initial public offering	110,747	-	-	-	-	-	110,747
Intercompany financing activities (4)	(110,498)	1,334	3,537	106,469	-	(842)	-
Net Cash Provided by (Used in) Financing Activities	249	1,334	3,537	106,469	-	(842)	110,747

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	-	-	31,113	43,480	-	(30,267)	44,326
Net change in cash, cash equivalents and restricted cash	(19,323)	8	243	(422,912)	-	-	(441,984)
Cash, cash equivalents, and restricted cash - beginning of the period	4,995,834	8	500,234	1,056,601	-	-	6,552,677
Cash, cash equivalents, and restricted cash - end of the period	$4,976,511	$16	$500,477	$633,689	$-	$-	$6,110,693

	For the Year Ended December 31, 2019
	Parent (Cayman Islands)	MDJH Hong Kong (Hong Kong)	WFOE (PRC)	VIE and its subsidiaries (PRC)	Other Subsidiaries (UK)	Effect of Foreign Exchange	Consolidated Totals
Cash Flows from Operating Activities:
Net income (loss)	$(75,230)	$(821)	$498,745	$(123,330)	$-	$-	$299,364
Non cash service fee	-	-	(489,917)	489,917	-	-	-
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(982)	-	-	(287,811)	-	(12,072)	(300,865)
Net Cash Provided by (Used in) Operating Activities	(76,212)	(821)	8,828	78,776	-	(12,072)	(1,501)

Cash Flows from Investing Activities:
Other investing activities	-	-	-	(190,828)	-	-	(190,828)
Net Cash Provided by (Used in) Investing Activities	-	-	-	(190,828)	-	-	(190,828)

Cash Flows from Financing Activities:							-
Net proceeds from initial public offering	70,406	-	-	-	-	-	70,406
Intercompany investment (3)	(500,030)	-	492,240	-	-	7,790	-
Intercompany financing activities (4)	(124,410)	830	3,482	115,830	-	4,268	-
Net Cash Provided by (Used in) Financing Activities	(554,034)	830	495,722	115,830	-	12,058	70,406

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	-	(1)	(4,316)	(13,654)	-	14	(17,957)
Net change in cash, cash equivalents and restricted cash	(630,246)	8	500,234	(9,876)	-	-	(139,880)
Cash, cash equivalents, and restricted cash - beginning of the period	5,626,080	-	-	1,066,477	-	-	6,692,557
Cash, cash equivalents, and restricted cash - end of the period	$4,995,834	$8	$500,234	$1,056,601	$-	$-	$6,552,677

(1) Represented the fund advanced for the establishment of new subsidiaries that had not been completed as of December 31, 2021. The formation of these new subsidiaries was completed in 2022, and they will be included in the consolidated group in the reporting period in 2022.

(2) Represented the amount invested into MD UK.

(3) Represented the amount invested into WFOE, Beijing Mingda.

(4) Represented the changes in the balances of “due to/due from related parties.” The nature of intercompany transactions is temporary internal financing. The balance of due to/from balance will be settled within the sub-group, such as, among Parent and its subsidiaries and among the VIE and subsidiaries of the VIE when funds are available.

(5) $647 was removed from the opening balance in 2021 due to deconsolidation.

Corporate Information

Our principal executive offices are located at Fernie Castle, Letham, Cupar, Fife, KY15 7RU, United Kingdom, and our phone number is +44-01337 810 381. We maintain a corporate website at ir.mdjmjh.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2021 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, investing in our securities is highly speculative and involves a significant degree of risk. We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in the U.K. and the VIE and its subsidiaries in China. Due to PRC legal restrictions on foreign ownership in the real estate sector, we do not have any equity ownership of the VIE; instead, we control and receive the economic benefits of the VIE’s business operations through the VIE Agreements. Our securities offered in this offering are securities of MDJM, the offshore holding company in the Cayman Islands, instead of securities of the VIE or its subsidiaries in China. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless. Set forth below are certain risks related to the VIE structure and recent regulatory initiatives implemented by the relevant PRC government entities.

Risks Relating to Doing Business in the PRC

If the PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to VIEs. There are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. Although we believe that our corporate structure and VIE Agreements comply with current applicable PRC laws and regulations, in the event that PRC government determines that the VIE Agreements constituting part of the VIE structure do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIE, and our Ordinary Shares may decline in value or become worthless.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. The PRC operating entities are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Given the Chinese government’s significant oversight and discretion over the conduct of our business, the Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals, which could result in a material change in our operations and/or the value of our securities.

The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Certain areas of the law, including intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

Any actions by the Chinese government, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The ability of our subsidiaries and VIE to operate in China may be impaired by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, foreign investment limitations, and other matters. The central or local governments of China may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our PRC subsidiary and the VIE’s compliance with such regulations or interpretations. As such, our PRC subsidiary and the VIE may be subject to various government and regulatory interference in the provinces in which they operate. They could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. They may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we believes our Company, our PRC subsidiary, and the VIE are currently not required to obtain permission from any Chinese authorities and have not received any notice of denial of permission to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, particularly in the event permission to list on U.S. exchanges may be later required, or withheld or rescinded once given.

Accordingly, government actions in the future, including any decision to intervene or influence the operations of our PRC subsidiary or the VIE at any time or to exert control over an offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of our PRC subsidiary or the VIE, may limit or completely hinder our ability to offer or continue to offer securities to investors, and/or may cause the value of such securities to significantly decline or be worthless.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiary or the VIE as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Tianjin Shanchuan Law Firm, neither the operations of our PRC subsidiary, nor of the VIE, nor our listing are expected to be affected, and that we will not be subject to cybersecurity review by the CAC under the Cybersecurity Review Measures, nor will any such entity be subject to the Security Administration Draft, if it is enacted as proposed, given that our PRC subsidiary and the VIE possess personal data of fewer than one million individual clients and do not collect data that affects or may affect national security in their business operations as of the date of this prospectus and do not anticipate that they will be collecting over one million users’ personal information or data that affects or may affect national security in the near future. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

The Opinions recently issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council may subject us to additional compliance requirement in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As the Opinions were recently issued, official guidance and interpretation of the Opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of the Opinions or any future implementation rules on a timely basis, or at all.

Recent joint statement by the SEC and the PCAOB, rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of the financial statements of those companies who have China-based auditors.

Our auditor, RBSM LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and the majority of our operations are conducted in China. Furthermore, if the PCAOB is unable to inspect our accounting firm in the future, the Holding Foreign Companies Accountable Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, will prohibit trading in our securities, and, as a result, an exchange may determine to delist our securities. The Accelerating Holding Foreign Companies Accountable Act, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. In addition, delisting may cause a significant decrease in or a total loss of the value of our securities. Although a shareholder’s ownership of our Company may not decrease directly from delisting, the ownership may become worth much less, or, in some cases, lose its entire value.

On August 26, 2022, the China Securities Regulatory Commission, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

We are a company incorporated under the laws of the Cayman Islands, and we conduct most of our operations in China through the PRC operating entities, and almost all of the assets of the PRC operating entities are located in China. In addition, five out of our six directors and officers, namely Siping Xu, Mengnan Wang, Yang Li, Zhenlei Hu, and Weiguan, reside in the PRC; another director, Liding Sun, resides in the United States. All or a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these five directors and officers, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us, or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Risks Relating to Our Ordinary Shares and the Trading Market

Since we are deemed a “controlled company” under the Nasdaq listing rules, we are allowed to follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our largest shareholder, Mr. Siping Xu, owns more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq Listing Rules even though we are deemed a “controlled company,” we are allowed elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $70,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association which are currently effective (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (2021 Revision) of the Cayman Islands, or the “Cayman Companies Law,” on January 26, 2018. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

As of the date of this prospectus, our authorized share capital is $50,000 divided into 50,000,000 Ordinary Shares, par value $0.001 per share, and there were 11,675,216 Ordinary Shares issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Each holder of our Ordinary Shares will be entitled to receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Law and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Law. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Markets

Our Ordinary Shares have been listed on the Nasdaq Capital Market January 8, 2019 under the symbol “MDJH.”

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Transhare Corporation, located at Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Law and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Law regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Law, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Law and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of 10 percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Law.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Law and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Law, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares made for the purpose of the redemption.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of our Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with our Company, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in a public offering. Since our Ordinary Shares are listed on the Nasdaq Capital Market, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in our register of members remain with DTC/Cede & Co. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Law to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Law and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

The presence of one third of the shareholders, whether in person or represented by proxy, shall constitute a quorum at a general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Law and our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles. To the extent allowed by the Cayman Companies Law, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Law) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Law, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Law, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Law to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Preferred Shares

Our articles of association allow our board of directors a broad discretion from time to time to issue shares with or without preferred, deferred, or other special rights or restrictions, whether in regard to dividend, voting, return of capital, or otherwise.

Our board of directors may issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the board of directors could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the shareholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Differences in Corporate Law

The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England and Wales. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Law imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future, and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care, and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care, and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Law and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2021 of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

History of Share Capital

The following is a summary of our share capital for the three years preceding the date of this prospectus.

On December 26, 2018, we completed the first closing of our initial public offering and issued an aggregate of 1,241,459 Ordinary Shares at a price of $5 per share.

On January 4, 2019, we completed the second closing of our initial public offering and issued 19,361 additional Ordinary Shares at a price of $5 per share.

On August 20, 2020, we offered and sold an aggregate of 34,396 Ordinary Shares at $3.3 per share, in reliance on the exemption under Rule 902 of Regulation S promulgated under the Securities Act.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares or preferred shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares or preferred shares will not have any rights of holders of Ordinary Shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares or preferred shares will not have any rights of holders of Ordinary Shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2021 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$6,489
FINRA fees		$11,000
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2021 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2021.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by BGA Law (Cayman) Limited, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Tianjin Shanchuan Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of MDJM LTD and Subsidiaries appearing in our Annual Report on Form 20-F for the year ended December 31, 2021 have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of RBSM LLP is located at 805 Third Avenue, Suite 1430, New York, NY 10022.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 19, 2022;

(2)	our unaudited condensed consolidated financial statements for the six months ended June 30, 2022 and 2021 on Form 6-K, filed with the SEC on September 14, 2022;

(3)	our reports of foreign private issuer on Form 6-K filed with the SEC on December 9, 2022, October 13, 2022, September 12, 2022, and August 5, 2022;

(4)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on December 18, 2018, and any amendment or report filed for the purpose of updating such description;

(5)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(6)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 19, 2022 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MDJM LTD

Fernie Castle, Letham

Cupar, Fife, KY15 7RU

United Kingdom

+44-01337 810 381

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in China. In addition, five out of our six directors and officers, namely Siping Xu, Mengnan Wang, Yang Li, Zhenlei Hu, and Weiguan, are reside in the PRC. All or a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these five directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors—Risks Relating to Doing Business in the PRC—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our directors and officers that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.”

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

BGA Law (Cayman) Limited, our counsel with respect to the laws of the Cayman Islands, and Tianjin Shanchuan Law Firm, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

BGA Law (Cayman) Limited has further advised us that there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. A judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Our counsel with respect to the laws of the Cayman Islands has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature.

Tianjin Shanchuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Tianjin Shanchuan Law Firm has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this annual report based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China” in the 2021 Annual Report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his or her own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1***	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (file No. 333-226826), as amended, initially filed with the SEC on August 13, 2018)
4.2*	Form of Preferred Shares
4.3*	Form of Debt Security
4.4*	Form of Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6***	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7***	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1***	Opinion of BGA Law (Cayman) Limited
23.1**	Consent of RBSM LLP
23.2***	Consent of BGA Law (Cayman) Limited (included in Exhibit 5.1)
23.3***	Consent of Tianjin Shanchuan Law Firm
24.1***	Power of Attorney (included on signature page)
25.1****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2****	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107***	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	Previously filed.
****	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

II-1

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupar, United Kingdom, on December 13, 2022.

MDJM LTD

By:	/s/ Siping Xu
	Name:	Siping Xu
	Title:	Chief Executive Officer, Chairman of the Board of Directors, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Siping Xu	Chief Executive Officer, Chairman of the Board of Directors, and Director	December 13, 2022
Siping Xu	(Principal Executive Officer)

/s/ Mengnan Wang	Chief Financial Officer	December 13, 2022
Mengnan Wang	(Principal Accounting and Financial Officer)

*	Director	December 13, 2022
Yang Li

*	Director	December 13, 2022
Zhenlei Hu

*	Director	December 13, 2022
Liding Sun

*	Director	December 13, 2022
Wei Guan

*By:	/s/ Siping Xu
Name: Siping Xu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of MDJM LTD, has signed this registration statement thereto in New York, NY on December 13, 2022.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.